UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 28, 2017

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in Control and Severance Agreements
(e) On July 28, 2017, On Deck Capital, Inc. (the "Company") entered into (i) a Change in Control and Severance Agreement (the "CiC Agreement") with its Chief Executive Officer and (ii) a CiC Agreement with its Chief Financial Officer (together, with its Chief Executive Officer, the "Covered Parties," and each, a "Covered Party"), in each case, effective July 27, 2017. The CiC Agreements were approved by the Compensation Committee of the Company's Board of Directors. The CiC Agreements replace similar agreements that were approaching their original automatic renewal/expiration deadline. Each CiC Agreement requires the Company to make specific payments and provide certain benefits in connection with the termination of a Covered Party's employment under certain circumstances. Each CiC Agreement supersedes any other agreement or arrangement relating to severance benefits with the Covered Parties, or any terms of their respective option agreements related to vesting acceleration or other similar severance-related terms.

Each CiC Agreement remains in effect for an initial term of three years. At the end of the initial term, each CiC Agreement will automatically renew for an additional one-year period unless either party provides notice to the other party of nonrenewal within 90 days prior to the date of automatic renewal.
Each CiC Agreement provides for, among other things, the following in the event of termination of employment without "cause" (as defined in each CiC Agreement) outside of a "change in control period" (as defined in each CiC Agreement), (i) continued payment of base salary for nine months (12 months for the Company's Chief Executive Officer), (ii) payment of the target bonus for the year of termination (pro-rated based on time served), (iii) paid COBRA benefits for nine months (12 months for the Company's Chief Executive Officer) and (iv) accelerated vesting of a portion of then-unvested stock options, time-based restricted stock units and other time-based equity awards (for the Company's Chief Executive Officer only). Each CiC Agreement provides for, among other things, the following in the event of termination of employment without "cause" (as defined in each CiC Agreement), or a resignation for "good reason" (as defined in each CiC Agreement), in each case, during a "change in control period" (as defined in each CiC Agreement), (i) lump-sum payment equal to 12 months of base salary, (ii) lump-sum payment equal to 100% of the target bonus, (iii) payment of the target bonus for the year of termination (pro-rated based on time served) (iii) paid COBRA benefits for 12 months and (iv) accelerated vesting for all unvested equity awards.
The foregoing description of each CiC Agreement does not purport to be complete and is qualified in its entirety by reference to each CiC Agreements, forms of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2017	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer